UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2009

THE X-CHANGE CORPORATION

 (Exact Name of Registrant as Specified in Charter)

 (Exact name of registrant as specified in its charter)

Nevada	002-41703	90-0156146

(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

710 Century Parkway, Allen, Texas	75013

(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (972) 747-0051

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 26, 2009, we received notice of a default on our Amended and Restated Senior Secured Convertible Term Notes – Tranche A and  our Senior Secured convertible Term Note – Tranche B from Samson Investment Company, Ironman PI Fund (QP), L.P. and John Thomas Bridge and Opportunity Fund, L.P., with a collective principal amount of $1,800,000 related to Melissa 364 Ltd. notice of foreclosure on the Airgate Technologies stock.  Samson Investment Company, Ironman PI fund (QP), L.P. and John Thomas Bridge and Opportunity Fund, L.P. are demanding redemption of the notes within seven days of the notice of default for $1,975,162.87, $1,975,162.87 and $637,149.31, respectively.  At this time, the Company does not have the funds available to pay these redemption notices.  Samson Investment Company, Ironman PI Fund (QP), L.P. and John Thomas Bridge and Opportunity Fund, L.P., has a security interest in all of the assets of the Company.

SIGNATURES

           Pursuant  to  the  requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X-CHANGE CORPORATION

By:	/s/ Kathleen Hanafan
Kathleen Hanafan
President and Chief Executive Officer

DATE: January 28, 2009